UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015 (May 5, 2015)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 North Arlington Heights Rd. Itasca, IL	60143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

630-647-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

On May 5, 2015, Gogo LLC (“Gogo”), an indirect wholly-owned subsidiary of Gogo Inc. (the “Company”), entered into a 2Ku In-Flight Connectivity Services Agreement (the “2Ku Agreement”) with Delta Air Lines, Inc. (“Delta”), whereby Gogo agreed to install and provide in-flight wireless Internet connectivity and entertainment services provided by Gogo’s 2Ku technology on at least 250 aircraft in Delta’s domestic fleet and at least 25 widebody international aircraft. A substantial majority of the domestic aircraft are currently under contract pursuant to the existing In-Flight Connectivity Services Agreement between Delta and Gogo (the “Existing Domestic Agreement”) and will be installed with 2Ku from Gogo’s ATG/ATG4 systems; the balance of the domestic aircraft and the international aircraft will be installed with 2Ku as they are delivered to Delta from aircraft manufacturers. Installations are scheduled to occur between March 2016 and August 2019. The 2Ku Agreement is effective as of April 1, 2015 and will terminate on the earlier of the tenth anniversary of the installation of 2Ku equipment on 75% of the aircraft in the first fleet type to be installed and February 28, 2027.

Under the 2Ku Agreement, Gogo is responsible for obtaining Supplemental Type Certificates and other necessary regulatory approvals related to the provision of 2Ku service. Gogo’s services may be provided, at Delta’s election, under a retail model in which Gogo determines prices to be paid by passengers, collects revenue from the passengers and remits to Delta a specified percentage of revenue, or under a wholesale model in which Delta pays agreed-upon fees to Gogo and merchandises and determines pricing for the passenger services. The 2Ku Agreement specifies the rates to be paid by Delta to Gogo for data usage that is chargeable to Delta. The 2Ku Agreement also contains certain representations, warranties, covenants, conditions, indemnities, termination rights, damages and miscellaneous terms and conditions substantially similar to those in the Existing Domestic Agreement and the International In-Flight Connectivity Services Agreement between Delta and Gogo (the “Existing International Agreement,” and together with the Existing Domestic Agreement, the “Existing Delta Agreements”), which are described in our annual report on Form 10-K under “Item 1A, Risk Factors—Risks Related to our CA Business”, “Item 15, Commitments and Contingencies” and “Item 1, Business—Contracts with Airline Partners”.

In connection with entering into the 2Ku Agreement, on May 5, 2015, Gogo and Delta also entered into (i) Amendment No. 2 to the Existing International Agreement (“Amendment 2”) and (ii) Amendment No. 3 to the Existing Domestic Agreement (“Amendment 3” and together with Amendment 2, the “Amendments”). Each of the Amendments is effective as of April 1, 2015. Each of the Amendments makes certain conforming changes to the respective Existing Delta Agreements based upon the 2Ku Agreement, including with respect to Delta’s data usage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Marguerite M. Elias
Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Date: May 7, 2015

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